UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 17, 2020

Date of Report (Date of earliest event reported)

EVIO, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-12350	47-1890509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2654 W. Horizon Ridge Parkway, Ste B5-208 Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 748-9944

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On or about November 17, 2020, the company entered into a Settlement Agreement and Mutual General Release with MC CRE Investments, LLC.; pertaining to the lease for real property at 72-895 Fred Waring Drive, Palm Desert, CA 92260. The Settlement Agreement and Stipulation of Judgement settles the complaint filed by MC CRE with the Riverside County Superior Court; Case Number PSC2000978 of which the Request for Dismissal has been filed and accepted with the Court.

The agreement stipulates a full and settlement of all matters between the Parties, Defendants, jointly and severally, will pay Plaintiff the total sum of sum of Two Hundred and Twenty-Eight Thousand Dollars ($228,000.00) (“Settlement Sum”). The Settlement Sum may be satisfied in full by Defendants making payment of the following sums totaling $148,337.75 as set forth herein; first down payment of $2,500, remaining down payment of $21,837.75 paid by January 1, 2021, and 35 equal payments of $3,500 commencing February 1, 2021, and a 35th payment of $1,500.

Should the Company fail to pay the sums set forth above, or any portion thereof when due, said failure shall constitute a default Defendants’ obligations hereunder (“Default”). In the event of such Default, Plaintiff shall give Defendants notice via email “Notice of Default”. After notice is given, Defendants shall have five (5) calendar days within which to cure the Default by delivering to Plaintiff the outstanding payment due as of the date of the Notice of Default. Acceptance of a late payment shall not constitute a waiver nor in any way prejudice Plaintiff’s right to receive and demand timely payments thereafter. Should Defendants fail to cure the default with five (5) calendar days of the date of Plaintiff’s Notice of Default, Plaintiff may enter judgment against Defendants, jointly and severally, in the total amount of Two Hundred and Twenty-Eight Thousand Dollars ($228,000) less credit for any payments made, pursuant to the terms of the Stipulation for Entry of Judgment.

Item 8.01 Other Events

On November 19, 2020, the Oregon Liquor Control Commission “OLCC” accepted a Stipulated Settlement Agreement in regards to accusations of administrative and procedural violations at Smith Scientific Industries, d/b/a EVIO Labs Medford. The decision to surrender follows an ongoing investigation by the OLCC for inadequate tracking of test sample waste. The company has until January 31, 2021, to transfer the license or suspend operations at this location. Prior to this date, all customer accounts will be transferred to the company’s locations in Tigard, Oregon, and service will be uninterrupted. Hemp and CBD testing will also continue without interruption. While we are displeased with the decision of the OLCC, with the ongoing COVID crisis, unstable political climate, dispersing of this lab location, will continue to allow EVIO to continue its focus on profitable Cannabis, CBD and Hemp Testing.

Forward-Looking Statements

Statements contained in this current report that are not statements of historical fact are intended to be and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. The Company undertakes no obligation to update or revise this current report to reflect future developments except as otherwise required by the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVIO, INC.,

Date: November 23, 2020	By:	/s/ William Waldrop
William Waldrop
Chief Executive Officer